UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  —  August 15, 2003

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099
(Address of principal executive offices)

Registrant’s telephone number, including area code: (612) 376-3000

ITEM 5 - OTHER EVENTS

Bemis Company, Inc. Receives Subpoena from the U.S. Department of Justice

                On August 15, 2003, Bemis Company, Inc. received a subpoena from the U.S. Department of Justice in connection with the Department’s criminal investigation into competitive practices in the label stock industry.

                In a press release dated April 15, 2003, and in the most recent Form 10-Q for the three months ended June 30, 2003, we indicated that we had received notice from the U.S. Department of Justice of its intent to initiate a criminal investigation into competitive practices in the label stock industry and that related subpoenas would be forthcoming.  We plan to fully cooperate with the Department’s investigation.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer		Stanley A. Jaffy, Vice President and Controller

Date August 18, 2003		Date August 18, 2003